UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.03Material Modification to Rights of Security Holders.

As described in Item 5.07 below, at the annual meeting of shareholders of SpartanNash Company (the “Company”) held on June 3, 2015, the shareholders approved amendments to the Company’s articles of incorporation to eliminate supermajority shareholder voting requirements with respect to:

•	the approval of certain business combinations;

•	certain changes to the Company’s articles of incorporation; and

•	amendments to, or the repeal of, the Company’s bylaws by the shareholders.

As a result of the amendments, holders of the Company’s common stock may now approve the actions described above by the affirmative vote of a simple majority of shares outstanding, or other voting standard as may be prescribed by the Michigan Business Corporation Act.

In addition, shareholders approved an amendment to the articles of incorporation to delete a provision relating to the Michigan Control Share Act.  The Control Share Act had been previously repealed by the Michigan legislature, and therefore the amendment will not have a substantive effect on shareholder rights.

The amendments to the articles of the incorporation became effective on June 3, 2015.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the Company’s annual meeting of shareholders on June 3, 2015, the shareholders approved the SpartanNash Company Stock Incentive Plan of 2015 (the “Stock Incentive Plan”), and the SpartanNash Company Amended and Restated Executive Cash Incentive Plan of 2015 (the “Cash Incentive Plan”).

The Stock Incentive Plan

On February 25, 2015, the Board of Directors of the Company, acting on the recommendation of the Compensation Committee, approved and adopted the Stock Incentive Plan, subject to shareholder approval. The effective date of the Stock Incentive Plan is May 10, 2015.

The Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors, which is comprised solely of independent directors. The Stock Incentive Plan authorizes the following types of awards to be made to associates and directors of the Company and its subsidiaries, as designated by the Compensation Committee: (1) stock options, (2) stock appreciation rights, or SARs, (3) restricted stock and restricted stock units, (4) other stock-based awards, in the discretion of the Compensation Committee, and (5) dividend equivalents. At least 95% of the awards made under the Stock Incentive Plan must be subject to a one-year minimum vesting period.

Subject to adjustment as provided in the Stock Incentive Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the Stock Incentive Plan is 2,500,000.

Additional details of the Stock Incentive Plan are included in the Company’s 2015 Proxy Statement, under the heading “Stock Incentive Plan of 2015.” The foregoing summary is qualified in its entirety by reference to the full text of the Stock Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Cash Incentive Plan

The Cash Incentive Plan is designed and intended to provide participants with the opportunity to earn incentive compensation that qualifies as "performance based" under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). The Cash Incentive Plan allows for the payment of incentive awards to senior executive officers upon the achievement of financial and other business goals of the Company as established by the Compensation Committee. The Compensation Committee may use only objective measures of financial performance specified in the Cash Incentive Plan itself (or approved by the Company's shareholders at a later date), and it must specify the relationship between the level of the award and the performance measure. Payment of awards under the Cash Incentive Plan are entirely contingent on the achievement of the specified objective measures of performance.

The Compensation Committee intends to limit participation in the Cash Incentive Plan to those individuals who are expected to receive compensation that would not otherwise be tax deductible under Section 162(m). Because Section 162(m), by its terms, limits its application to a corporation's chief executive officer and four other most highly compensated officers, it is not presently expected that any person other than those five officers would receive payments under the Cash Incentive Plan in any year.

                    The above description of the Cash Incentive Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.2, which is incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on June 3, 2015. At that meeting, the Company’s shareholders voted on the matters set forth below:

1.	All of the nominees for election to the Board of Directors were elected, each for a term of office expiring at the annual meeting of shareholders to be held in 2016, by the following vote:

	Votes Cast

	For	Withheld	Broker Non-Votes
M. Shân Atkins	31,028,791	345,349	3,385,612
Mickey P. Foret	31,128,694	245,446	3,385,612
Dennis Eidson	31,174,207	199,933	3,385,612
Frank M. Gambino	31,128,164	245,976	3,385,612
Douglas A. Hacker	31,086,535	287,605	3,385,612
Yvonne R. Jackson	31,183,291	190,849	3,385,612
Elizabeth A. Nickels	31,025,778	348,362	3,385,612
Timothy J. O’Donovan	31,125,146	248,994	3,385,612
Hawthorne L. Proctor	31,175,308	198,832	3,385,612
Craig C. Sturken	31,044,997	329,143	3,385,612
William R. Voss	31,154,104	220,036	3,385,612

2.	Shareholders approved the SpartanNash Company Stock Incentive Plan of 2015 by the following vote:

Votes for	29,181,925
Votes against	2,076,486
Abstentions	115,729
Broker Non-Votes	3,385,612

3.	Shareholders approved the Amended and Restated SpartanNash Executive Cash Incentive Plan of 2015 by the following vote:

Votes for	30,172,373
Votes against	1,080,628
Abstentions	121,139
Broker Non-Votes	3,385,612

4.	Shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement, by the following vote:

Votes for	29,132,959
Votes against	2,101,271
Abstentions	139,910
Broker Non-Votes	3,385,612

5.	Shareholders approved proposed amendments to our Articles of Incorporation to remove supermajority vote provisions relating to business combinations by the following vote:

Votes for	31,195,817
Votes against	84,770
Abstentions	93,553
Broker Non-Votes	3,385,612

6.

Shareholders approved proposed amendments to our Articles of Incorporation to eliminate supermajority voting provisions with respect to the amendment or repeal of certain provisions of the Articles of Incorporation by the following vote:

Votes for	31,196,646
Votes against	82,957
Abstentions	94,537
Broker Non-Votes	3,385,612

7.

Shareholders approved proposed amendments to our Articles of Incorporation to eliminate supermajority voting provisions with respect to the amendment or repeal of the Company’s Bylaws by the following vote:

Votes for	31,187,225
Votes against	91,273
Abstentions	95,642
Broker Non-Votes	3,385,612

8.	Shareholders approved proposed amendments to our Articles of Incorporation to eliminate a provision relating to the Michigan Control Share Act, which has been repealed by the Michigan legislature:

Votes for	31,229,411
Votes against	53,860
Abstentions	90,869
Broker Non-Votes	3,385,612

9.	Shareholders approved a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year ending January 2, 2016 by the following vote:

Votes for	34,210,307
Votes against	447,613
Abstentions	101,832
Broker Non-Votes	0

Item 7.01Regulation FD Disclosure.

On June 3, 2015, the Company issued a press release announcing the results of voting at the annual meeting. The press release is attached to this report as Exhibit 99.1 and is incorporated here by reference.

                    The information reported in this Item 7.01 (including the press release) is furnished to and not "filed" with the Commission for the purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

Exhibit No.	Description

10.1	SpartanNash Company Stock Incentive Plan of 2015

10.2	Amended and Restated SpartanNash Company Executive Cash Incentive Plan of 2015

99.1	Press Released dated June 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2015	SpartanNash Company

	By:	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Operating Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
10.1	SpartanNash Company Stock Incentive Plan of 2015

10.2	Amended and Restated SpartanNash Company Executive Cash Incentive Plan of 2015

99.1	Press Released dated June 3, 2015.